Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

TECH DATA CORPORATION

(a Florida corporation)

Dated as of June 30, 2020

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICE. The registered office of the corporation shall be in Clearwater, Florida, or at such other location as the Board of Directors may determine or the business of the corporation may require.

Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. PLACE OF MEETINGS. Meetings of shareholders may be held at any place within or outside the State of Florida as designated by the Board of Directors. In the absence of any such designation, shareholders’ meetings shall be held at the principal office of the corporation. The Board of Directors may determine, in its sole discretion, to hold any shareholders’ meeting solely by means of remote participation and communication (subject to such guidelines and procedures as the Board of Directors adopts and in conformity with the applicable provisions of the Florida Business Corporation Act, Chapter 607, Part I, Florida Statutes (as the same may be amended from time to time, the “FBCA”)).

Section 2. ANNUAL MEETING OF SHAREHOLDERS. Unless directors are elected by written consent in lieu of an annual meeting pursuant to Section 9 of this Article II (and the applicable provisions of the FBCA), the corporation shall hold a meeting of shareholders annually, for the election of directors and for the transaction of any proper business, at a time stated in or fixed in accordance with these Bylaws. Any failure to hold an annual meeting of shareholders, on the date and time fixed in accordance with these Bylaws or pursuant to the FBCA, shall not affect the validity of any corporate action and shall not work a forfeiture or dissolution of the corporation.

Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the shares issued and outstanding and entitled to vote at any meeting of shareholders, the holders of which are present in person, via remote participation and communication, or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation of the corporation (as the same may be amended from time to time, the “Articles of Incorporation”), or by these Bylaws. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for that adjourned meeting. If, however, a quorum is not present or represented at any meeting of the shareholders, the holders of a majority of the shares represented, and who would be entitled to vote at the meeting if a quorum were present, may adjourn such meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

Section 4. VOTING. Except as otherwise expressly provided in the Articles of Incorporation or the FBCA, each issued and outstanding share is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares entitled to vote at the meeting, whether present in person, electronically, or represented by proxy, shall decide any question brought before the meeting, unless the matter is one upon which by express provision of the FBCA, or the Articles of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision regarding such matter. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

Section 5. PROXIES. At each meeting of the shareholders, each shareholder having the right to vote may vote in person or may authorize another person or persons (including an attorney in fact) to act for him and vote his or her shares by proxy, by signing an appointment form or by electronic transmission (as defined in the FBCA). Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted by such person is a sufficient appointment, subject to any verification requested by the corporation under the FBCA. An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or by the secretary or other officer or agent of the corporation authorized to count votes. All proxy appointments must be received at or before the beginning of each meeting in order to be counted in any vote at the meeting. An appointment is valid for the term provided in the appointment form and, if no term is provided, is valid for 11 months unless the appointment is irrevocable under the applicable provisions of the FBCA.

Section 6. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors and the

President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of issued and outstanding shares entitled to vote on any issue proposed to be considered at the special meeting. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

Section 7. NOTICE OF SHAREHOLDERS’ MEETINGS. Whenever shareholders are required or permitted to take any action at an annual or special meeting, a written notice of the meeting shall be given which notice shall set forth (i) the place, date and time of the meeting, (ii) in the case of a special meeting, the purpose or purposes for which the meeting is called, (iii) the record date for determining the shareholders entitled to vote at the meeting (if the record date for determining the shareholders entitled to vote at the meeting is different than the record date for determining shareholders entitled to notice of the meeting), and (iv) if the Board of Directors has authorized participation by means of remote participation and communication, a description of the means of remote communication to be used. The written notice of any meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice shall be deemed delivered when deposited in the United States mail, postage prepaid, directed to the shareholder at his or her address as it appears on the record of shareholders of the corporation. Any such written notice may be delivered via electronic transmission.

Section 8. MAINTENANCE AND INSPECTION OF SHAREHOLDER LIST. After the corporation fixes the record date for a meeting, the officer who has charge of the share ledger of the corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. The list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting (or such shorter time as exists between the record date and the meeting and continuing through the meeting), at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s share transfer agent or registrar. A shareholder or the shareholder’s agent or attorney is entitled on written demand to inspect and, subject to the applicable requirements of the FBCA), to copy the list during regular business hours and at his or her expense, during the period it is available for inspection. The list shall also be made available at the time and place of the meeting at any time during the meeting or any adjournment thereof. If any shareholders or their proxies are participating in the meeting by means of remote participation and communication, the list shall be available for inspection by shareholders (and their agents or attorneys) entitled to vote at the meeting for the duration of the meeting via electronic means or electronic transmission, and the notice of the meeting shall include or be accompanied by the information required to access the list.

Section 9. SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if the action is taken by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of shares and votes entitled to vote thereon, and delivered to the corporation by delivery to its principal office in Florida, its principal place of business, the corporate secretary, or another officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date of the earliest dated consent delivered in the manner required by this Section 9 and the FBCA, written consents signed by shareholders owning a sufficient number of shares required to authorize or take the action have been delivered to the corporation by delivery as set forth in this Section 9. Delivery made to a corporation’s registered office shall be by hand, by certified or registered mail (return receipt requested), or by electronic transmission (once the date of transmission is reliably confirmed). Within ten (10) days after written consents sufficient to authorize or take the action have been delivered to the corporation, notice, complying with the applicable provisions of the FBCA, must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. A written consent signed and delivered pursuant to this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

ARTICLE III

DIRECTORS

Section 1. THE NUMBER OF DIRECTORS. As of the date of these Amended and Restated Bylaws, the Board of Directors consists of three individual members (each, a “director” and together the “directors” or the “Board of Directors”). After such date, the Board of Directors shall consist of at least one (1) director, with the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be shareholders. Except as provided in Section 2 of this Article III, directors are elected by the shareholders at each annual shareholders’ meeting, unless elected by written consent in lieu of an annual meeting pursuant to Section 9 of Article II, and a director so elected shall hold office until his or her successor is elected and qualifies; provided, however, that unless otherwise restricted by the Articles of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of shareholders by a majority of the shares represented and entitled to vote thereat. Any decrease in the number of directors shall not shorten an incumbent director’s term.

Section 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, may be filled by (i) the Board of Directors, or (ii) if the directors remaining in office are less than a quorum, by the affirmative vote of a majority of all the directors then remaining in office. The directors so chosen shall hold office until the next shareholders’ meeting at which directors are elected, and until their successors are duly elected and qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the FBCA.

Section 3. POWERS. All corporate powers shall be exercised by or under the authority of the Board of Directors, and the business and affairs of the corporation shall be managed by or under the direction of, and subject to the oversight of, the Board of Directors.

Section 4. PLACE OF BOARD MEETINGS. The Board of Directors may hold their regular and special meetings and keep the books and records of the corporation in or out of the State of Florida.

Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held, without notice of the date, time, place or purpose of the meeting, at such time and place as shall from time to time be determined by the Board of Directors.

Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, on not less than two (2) days’ advance notice to each director, either personally, by mail, or by electronic transmission; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two or more directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. QUORUM. At all meetings of the Board of Directors a majority of the number of directors specified in or fixed in accordance with these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present at the meeting is the act of the Board of Directors, unless the Articles of Incorporation require the vote of a greater number of directors or unless otherwise expressly provided in the FBCA. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is in office, such sole director shall constitute a quorum.

Section 8. ACTION BY DIRECTORS WITHOUT MEETING. Unless otherwise expressly provided in the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member, as the case may be, and delivered to the corporation and filed with the minutes of proceedings of the Board or committee. A written consent signed and delivered pursuant to this Section 8 shall have the effect of a meeting vote and may be described as such in any document.

Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting, and a director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 10. COMMITTEES OF THE BOARD. The Board of Directors may establish an executive committee and one or more other board committees to perform functions of the board of directors by resolution approved by a majority of all the directors in office when the action is taken. Such committees shall be composed exclusively of one or more directors appointed by the Board. The Board of Directors may also appoint one or more directors as alternate members of any Board committee to fill a vacancy on the committee or to replace any absent or disqualified member of such committee during the member’s absence or disqualification. Any Board committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the exercise of corporate powers and the management and oversight of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) authorize or approve the reacquisition of shares unless pursuant to a formula or method, or within limits, prescribed by the Board of Directors, (ii) to approve, recommend to shareholders, or propose to shareholders action that the FBCA requires be approved by shareholders, (iii) to fill vacancies on the Board of Directors or on any Board committee, or (iv) to adopt, amend or repeal bylaws.

Section 11. MINUTES OF BOARD AND COMMITTEE MEETINGS. The Board of Directors and each Board committee shall keep regular minutes of its meetings, which shall be subject to the approval of the Board of committee, as the case may be, at a future meeting. Regarding minutes of Board committee meetings, each committee shall report the same to the Board of Directors as and when required.

Section 12. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such compensation or reimbursement shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. OFFICERS. The officers of the corporation shall be appointed by the Board of Directors and shall include a Chairman of the Board of Directors or a President, or both, and a Secretary. The corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of this Section 1. At the time of the appointment of officers, the directors may by resolution determine the order of their rank, if any. Any number of offices may be held by the same person, unless the Articles of Incorporation otherwise provide. Each officer shall have the authority and shall perform the duties set forth in or pursuant to these Bylaws and the FBCA or, to the extent consistent with the Bylaws, the duties prescribed by the Board of Directors or by direction of any officer authorized by the Bylaws or the Board of Directors to prescribe the duties of other officers.

Section 2. APPOINTMENT OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of shareholders (or, as applicable, after each written consent in lieu of an annual meeting), shall choose and appoint the officers of the corporation.

Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary or appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, and such presence may be by remote participation and communication or electronic transmission, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the President and Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 6 of this Article IV.

Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of and oversight by the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. He shall be an ex-officio member of all Board committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 8. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and shareholders and shall be responsible for recording all votes taken at and preparing minutes of such meetings, for authenticating records of the corporation required to be kept pursuant to the FBCA, and shall perform like duties for the standing committees when required by the Board of Directors. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the affixing by his or her signature.

Section 9. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 10. CHIEF FINANCIAL OFFICER; TREASURER. The Chief Financial Officer shall be the Treasurer of the corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition and results of operations of the corporation. If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 11. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V

INDEMNIFICATION PROVISIONS

Section 1. PROCEEDINGS OTHER THAN THOSE BROUGHT BY OR IN THE RIGHT OF THE CORPORATION. Pursuant to and in furtherance of Article X of the Articles of Incorporation, the corporation shall indemnify and hold harmless to the fullest extent permitted or authorized by current or future law or current or future judicial or administrative decisions (but, in the case of any such future law or decisions, only to the extent that it authorizes or permits the corporation to provide broader indemnification rights than permitted prior to such law or decisions) each person who is or was previously a director, officer, employee or agent of the corporation or any of its subsidiaries and each person who is or was serving at the request at the request of or for the benefit of the corporation or any of the corporation’s subsidiaries as a member, manager, partner, trustee or fiduciary of another corporation, limited liability company, partnership, joint venture, trust, pension or other employee benefit plan, enterprise or entity (collectively, the “Covered Persons”) against expenses (including attorneys’ fees and expenses), judgments, charges, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, and whether formal or informal (a “Proceeding”), that any Covered Person in good faith believes might lead to the institution of any Proceeding, arising out of or pertaining to matters that relate to a Covered Persons’ duties or service as a director or officer of the corporation or any applicable subsidiary of the corporation thereof by reason of the fact that he is or was a Covered Person of the corporation or any applicable subsidiary of the corporation.

Section 2. PROCEEDINGS BROUGHT BY OR IN THE RIGHT OF THE CORPORATION. Pursuant to and in furtherance of Article X of the Articles of Incorporation, the corporation shall indemnify and hold harmless to the maximum extent permitted or authorized by current or future law or current or future judicial or administrative decisions (but, in the case of any such future law or decisions, only to the extent that it authorizes or permits the corporation to provide broader indemnification rights than permitted prior to such law or decisions) any person who was or is a party or is threatened to be made a party to any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, and whether formal or informal (an “Action”) by or in the right of the corporation (or otherwise brought by one or more shareholders on a derivative basis) to procure a judgment in its favor by reason of the fact that he is or was a Covered Person, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such Action. Unless ordered by a court of competent jurisdiction pursuant to the FBCA, the corporation may not indemnify or hold harmless a director or officer in connection with an Action by or in the right of the corporation (or otherwise brought by one or more shareholders on a derivative basis) except for expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the Action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such Action including any appeal thereof, where such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation.

Section 3. RESTRICTION ON INDEMNIFICATION. Unless ordered by a court of competent jurisdiction under the applicable provisions of the FBCA, the corporation may not indemnify or advance expenses to a Covered Person under this Article V if a judgment or other final adjudication by a court of competent jurisdiction establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute, to the extent then required by applicable law (including the FBCA), (a) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (b) a transaction in which a director or officer derived an improper personal benefit; (c) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (d) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 (regarding unlawful distributions) of the FBCA (or a successor provision(s) of such law, as the same exists or may hereafter be amended) are applicable. The termination of an Action or Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Covered Person did not meet the relevant standard of conduct described in this Section 3.

Section 4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The corporation may, to the extent authorized from time to time in or pursuant to the corporation’s bylaws or otherwise by resolution of the Board of Directors, provide rights to indemnification and/or to the advancement of expenses to employees and agents of the corporation, including on terms and conditions similar to those conferred in this Section 1 of this Article V to directors and officers of the corporation.

Section 5. INDEMNIFIED EXPENSES. The corporation shall indemnify and hold harmless any Covered Persons for any expenses (including attorneys’ fees and expenses), losses, claims, damages, liabilities, judgments, charges, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or respect of any thereof) relating to any Proceeding or Action (as applicable) referred to in Sections 1 and 2 of this Article V and shall promptly advance any reasonable and documented out-of-pocket attorneys’ fees and all other reasonable and documented out-of-pocket costs, expenses and obligations (including experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges, and cloud or other digital storage and access charges) paid or incurred in connection with investigating, defending, serving as a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any such claim.

Section 6. AUTHORIZATION FOR INDEMNIFICATION. Any indemnification under this Article V (unless ordered by a court of competent jurisdiction pursuant to the FBCA) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because (i) he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V and (ii) he is not disqualified from being, or ineligible to be, indemnified by the corporation under the circumstances specified in Section 3 of this Article V or otherwise under applicable law. Such determination shall be made (1) if there are two or more qualified directors (as defined in the FBCA), by the Board of Directors by a majority vote of all of the qualified directors, a majority of whom shall for such purposes constitute a quorum, or by a majority of the members of a committee of two or more qualified directors appointed by such a vote; (2) by independent special legal counsel (a) selected in the manner prescribed by clause (1) above, or (b) if there are fewer than two qualified directors, selected by the Board of Directors, in which selection directors who are not qualified directors may participate; or (3) by the shareholders, but shares owned by or voted under the control of a director or officer who, at the time of the determination, is not a qualified director or is an officer who is a party to the Proceeding or Action may not be counted as votes in favor of the determination. The corporation, acting through its Board of Directors or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article V.

Section 7. ADVANCEMENT OF EXPENSES. Expenses (including attorneys’ fees and expenses) incurred by a Covered Person in defending, serving as a witness with respect to or otherwise participating in any Proceeding or Action under Sections 1 or 2 of this Article V shall be promptly paid in advance of the final disposition of any such Proceeding or Action, including payment on behalf of or advancement to the Covered Person of any expenses paid or payable under Section 5 of this Article V and incurred by such Covered Person in connection with enforcing any rights with respect to indemnification and/or advancement under this Article V, in each case subject to the Covered Person to whom such expenses are advanced delivering to the corporation, to the extent then required by applicable law (including the FBCA), a signed written undertaking to repay such advances if it is finally determined by a court of competent jurisdiction that such Covered Person is not entitled to indemnification under this Article V (including Section 3 hereof) or the applicable provisions of the FBCA. A Covered Person to whom expenses are advanced pursuant to this Section 7 shall not be obligated to repay such expenses pursuant to a signed written undertaking until the final determination of any pending Proceeding or Action in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to such signed written undertaking.

Section 8. INDEMNIFICATION NOT EXCLUSIVE; NO IMPAIRMENT. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article V and/or the applicable provisions of the FBCA are not, and shall not be deemed to be, exclusive of any other rights which any Covered Person or other person may have or hereafter acquire under the corporation’s Articles of Incorporation or these Bylaws (as the same may be amended from time to time), or under any agreement, vote of shareholders or disinterested directors or otherwise. A right to indemnification or to advancement of expenses created under the first sentence of this Section 8 or pursuant to the FBCA and in effect at the time of an act or omission may not be eliminated or impaired with respect to such act or omission by an amendment of the Articles of Incorporation or these Bylaws or a resolution of the Board of Directors or shareholders, adopted after the occurrence of such act or omission, unless, in the case of a right created the first sentence of this Section 8, the provision creating such right and in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such act or omission has occurred.

Section 9. DIRECTORS AND OFFICERS INSURANCE. The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a Covered Person against any liability asserted against or incurred by him in any such capacity, or arising out of his or her status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to him against such liability under the provisions of this Article V or pursuant to the applicable provisions of the FBCA.

Section 10. CORPORATION DEFINED; EFFECTS OF MERGER OR CONSOLIDATION. For the purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust, pension or other employee benefit plan, enterprise or entity, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 11. OTHER TERMS DEFINED. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to” the best interests of the corporation as referred to in this Article V.

Section 12. CESSATION OF DIRECTOR OR OFFICER STATUS. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise specified when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation or any of its subsidiaries and shall inure to the benefit of the heirs, estate, administrators and personal and legal representatives of such a person.

Section 13. SAVINGS CLAUSE. If this Article V or any Section or portion hereof shall be invalidated or found to be void or unenforceable on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify and hold harmless, and provide expense advances to, each Covered Person (as applicable) entitled to such under and/or pursuant to this Article V as to expenses, losses, claims, damages, liabilities, judgments, charges, fines, penalties and amounts paid in settlement with respect to any Proceeding and any Action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated (or found to be void or unenforceable) and to the fullest extent permitted by law.

ARTICLE VI

SHARE CERTIFICATES

Section 1. CERTIFICATES. At the option of the Board of Directors, the shares of the corporation may be (i) uncertificated, evidenced by entries into the corporation’s shares ledger or other appropriate corporate books and records, as the Board of Directors may determine from time to time, or (ii) evidenced by a certificate signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such shareholder in the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall deliver to the shareholder a written statement of the information required to be set forth or stated on share certificates pursuant to the FBCA.

Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. TRANSFERS OF SHARES. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, subject to restrictions on transfer under applicable securities laws or in the Articles of Incorporation, these Bylaws or a shareholders agreement, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. FIXED RECORD DATE. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of the shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than seventy (70) days before the date of such meeting or other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the shareholders entitled to take action by the written consent of shareholders, the Board of Directors may fix a record date which shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted.

Section 6. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Florida.

ARTICLE VII

GENERAL PROVISIONS

Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation and the FBCA, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation and the FBCA.

Section 2. PAYMENT OF DIVIDENDS; DIRECTORS’ DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve. No dividend or distribution to shareholders may be made if, after giving it effect, (a) the corporation would not be able to pay its debts as they become due in the usual course of the corporation’s activities and affairs, or (b) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved and wound up at the time of the distribution, to satisfy the preferential rights upon dissolution and winding up of shareholders owning shares which preferential rights are superior to those receiving the distribution.

Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4. FISCAL YEAR. The fiscal year of the corporation shall be February 1 through January 31, or as otherwise fixed by resolution of the Board of Directors.

Section 5. CORPORATE SEAL. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Florida.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the FBCA or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail (if mailed postpaid and correctly addressed). Notice to directors may also be given by electronic transmission and shall be deemed to be given on the date electronically transmitted or transmitted by facsimile in compliance with the applicable provisions of the FBCA to any person and the date of transmission is reliably confirmed. Notice to shareholders may also be given by electronic transmission and shall be deemed to be given when electronically transmitted to the shareholder in a manner authorized by the shareholder.

Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the FBCA or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the date or time stated therein, shall be deemed equivalent thereto. A waiver by a director or shareholder shall be delivered to the corporation for filing by the corporation with the Board of shareholder (as the case may be) minutes or corporate records.

Section 8. ELECTRONIC SIGNATURE. A signed copy of these Bylaws delivered by facsimile, e-mail or other means of electronic signature and transmission complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be deemed to have the same legal effect as delivery of an original signed copy of these Bylaws.

ARTICLE VIII

AMENDMENTS

AMENDMENT BY BOARD OR SHAREHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Articles of Incorporation, at any annual or special meeting of the shareholders or at any regular or special meeting of the shareholders. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Articles of Incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal Bylaws. A shareholder does not have any vested property right resulting from any provision in the Bylaws.

The undersigned hereby certifies that these foregoing Bylaws are the bylaws of and for the corporation, as a Florida corporation and under and pursuant to the FBCA, as duly adopted by and through the written consent of the Board of Directors, as of the date first written above.

TECH DATA CORPORATION

By:	/s/ Charles V. Dannewitz
Name:	Charles V. Dannewitz
Title:	Executive Vice President, Chief Financial Officer

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